ARTICLES OF INCORPORATION
                                       OF
                          VIBRANT HEALTH INTERNATIONAL

     THE UNDERSIGNED, having associated ourselves together for the purpose of forming a corporation for the transaction of business and the promotion and conduct of the objects and purposes hereinafter stated, under the provisions of and subject to the requirements of the laws of the State of Nevada, do make, record and file these Articles of Incorporation, in writing, and we do hereby certify:

                                    ARTICLE I
                                      NAME
     The  name  of  this  Corporation shall be:     VIBRANT HEALTH INTERNATIONAL

                                   ARTICLE II
                                     PURPOSE
     The purpose for which said Corporation is formed and the nature of the objects proposed to be transacted and carried on by it is to engage in any and all lawful activity, as provided by the laws of the State of Nevada.

                                   ARTICLE III
                                  CAPITAL STOCK
     The authorized amount of Capital Stock of the Corporation shall be One Hundred Million (100,000,000) shares of Common Stock at $.001 par value per share and Five Million (5,000,000) shares of Preferred Stock at $.001 par value


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per  share, in such series and designations as may be authorized by the Board of
Directors. Said Capital Stock may be increased or decreased from time to time in accordance with the provisions of the laws of the State of Nevada.

                                   ARTICLE IV
                                 GOVERNING BOARD
     The members of the Governing Board of the Corporation are styled Directors. The initial board of directors shall consist of one member. The names and post office address of the First Board of Directors are as follows:

     FIRST  BOARD  OF  DIRECTORS

     Name                         Address
     -----                       ---------
     Thomas  H.  McAdam           P.  O.  Box  3512
                                  Englewood,  CO  80155

                                    ARTICLE V
                                  INCORPORATOR
     The name and address of the incorporator signing these Articles of Incorporation, who is above the age of eighteen (18) years, is as follows:

     Name                         Address
    ------                        --------
    Cletha  A.  Walstrand         8  East  Broadway,  Suite  620
                                  Salt  Lake  City,  UT  84111


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                                   ARTICLE VI
                                 RESIDENT AGENT
     The  name  and  address  of  the  Resident  Agent  is  as  follows:

     Name                          Address
     -----                         --------
     Gateway  Enterprises,  Inc.   3230  East  Flamingo  Road,  Suite 156
                                   Las  Vegas,  Nevada  89121

and  _____________________________________________________,  does hereby certify that on the __________ day of July 2001, they accepted the appointment as Resident Agent of the Corporation in accordance with Section 78.090, N.R.S.
     ____________________________________

                                   ARTICLE VII
                                 INDEMNIFICATION
     No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of an Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.


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                                  ARTICLE VIII
                              CONTROLLING INTEREST
     The provisions of NRS 78.378 to 78.3793, inclusive shall not be applicable to any acquisition of a controlling interest in the Corporation.

     IN WITNESS WHEREOF, I have hereunto subscribed my name this ____ day of__________, 2001.
                                             ___________________________________
                                             Cletha  A.  Walstrand

State  of  Utah            )
                           :ss.
County  of  Salt  Lake     )

     On the ______ day of July 2001, personally appeared before me, a notary public (or judge or other authorized person, as the case may be), duly commissioned and sworn, Cletha A. Walstrand, personally known or proven to me on the basis of satisfactory evidence to be the person whose name is subscribed to the foregoing instrument and who acknowledged that she executed the instrument.

     IN WITNESS WHEREOF, I have executed this notary and affixed my official seal.

                                            NOTARY  SEAL
___________________________________
NOTARY  PUBLIC

My  Commission  Expires:_______________


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